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                                                                     Exhibit 3.2


                              ARTICLES OF AMENDMENT
                                 CONTAINING THE
                   STATEMENT OF RIGHTS AND PREFERENCES OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                    CRAY INC.


        These Articles of Amendment containing the Statement of Rights and Preferences of the Series A Convertible Preferred Stock of Cray Inc., a Washington corporation (the "Corporation"), are herein executed by the Corporation, pursuant to the provisions of RCW 23B.06.020, as follows:

        1.     The name of the Corporation is Cray Inc.

        2. The text of the amendment determining the terms of the Series A Convertible Preferred Stock of the Corporation is attached as Exhibit A which is incorporated herein by this reference.

        3. The date of the adoption of the amendment by the Board of Directors was February 27, 2001.

        4. The amendment was duly adopted by the Board of Directors of the Corporation.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment in duplicate and in an official and authorized capacity under penalty of perjury this 4th day of May, 2001.

                                        CRAY INC.


                                        By: /s/ Kenneth W. Johnson
                                            ------------------------------------
                                            Kenneth W. Johnson
                                            Its Vice President - Finance and
                                            Chief Financial Officer

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                                    EXHIBIT A

                                    CRAY INC.

                                3,125,000 Shares
              Series A Convertible Preferred Stock, $.01 Par Value

                          Stated Value $8.00 Per Share

                       Statement of Rights and Preferences

               Series A Convertible Preferred Stock. The rights, preferences, privileges, and limitations granted to and imposed on the Series A Convertible Preferred Stock (the "Series A Stock") of Cray Inc. (the "Corporation"), which series shall consist of 3,125,000 shares, are as set forth below. Subject to the terms of the Series A Stock set forth herein, the following rights, preferences, privileges, and limitations are subject to the designation, description, and terms of one or more subsequent series of Preferred Stock by the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority granted by the Restated Articles of Incorporation.

               Section 1. Designation and Amount.

               The shares of such series shall be designated as "Series A Convertible Preferred Stock" and the authorized number of shares of such series shall be 3,125,000.

               Section 2. Dividends and Distributions.

               (a) Dividends on the Series A Stock shall be cumulative and shall cumulate and accrue at the rate of $0.16 per share of Series A Stock per annum from the Issuance Date without interest and shall be payable when, as and if declared by the Board of Directors out of funds legally available for such purpose. In the event of any calculation of accrued dividends as of a date other than any anniversary of the Issuance Date, such calculation shall be based on a 360-day year consisting of twelve 30-day months. Dividends on the Series A Stock shall be paid in cash, except in the case of dividends payable upon conversion of the Series A Stock. Upon conversion of any shares of the Series A Stock pursuant to Section 5, all accrued and unpaid dividends (whether or not declared), if any, on such converted shares shall be paid in shares of common stock of the Corporation, $.01 par value ("Common Stock"), and such Common Stock shall be valued at its Market Price as of the date of such conversion.

               (b) Any cash dividends or distributions of cash or other property (other than shares of Common Stock) payable with respect to the Common Stock when, as and if declared by the Board of Directors, will be paid on the outstanding shares of Series A Stock, pari passu with the Common Stock as if all shares of outstanding Series A Stock had been converted into Common Stock as provided herein on the record date for determination of shares eligible for such dividend or distribution.


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               Section 3. Liquidation Preference.

               (a) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (any of the foregoing, a "Liquidation Event"), the holders of the outstanding shares of Series A Stock, subject to the rights of any holders of securities senior to or pari passu with the Series A Stock with respect to the distribution of assets upon a Liquidation Event, shall be entitled for each share of Series A Stock held, before any distribution or payment is made upon any Common Stock or any other security subordinated to the Series A Stock with respect to the distribution of assets upon a Liquidation Event (the "Junior Stock"), to be paid an amount equal to $8.00 (the "Stated Value"), plus an amount equal to all accrued and unpaid dividends thereon (whether or not declared), such amounts referred to herein collectively as the "Liquidation Preference Payment." Upon any Liquidation Event, after the holders of the Series A Stock shall have been paid in full the amounts to which they are entitled, the remaining net assets of the Corporation may be distributed to the holders of Junior Stock. Upon a Liquidation Event the Liquidation Preference Payment shall be paid to the holders of Series A Stock in cash, and not in specific assets of the Corporation (other than cash); provided, that in the event of a Sale Transaction deemed to be a Liquidation Event pursuant to Section 3(d), the Liquidation Preference Payment shall be paid in accordance with Section 3(d).

               (b) If upon any Liquidation Event, the assets to be distributed among the holders of Series A Stock of the Corporation shall be insufficient to permit payment of the Liquidation Preference Payment to the holders of Series A Stock and holders of securities pari passu with the Series A Stock with respect to distribution of assets upon a Liquidation Event, then, subject to the rights of any holders of securities senior to the Series A Stock, the entire assets of the Corporation legally permitted to be distributed shall be distributed pro rata among the holders of Series A Stock and any securities which are pari passu with the Series A Stock with respect to the distribution of assets upon a Liquidation Event.

               (c) Written notice of a Liquidation Event, the amount of the Liquidation Preference Payment, and the place where said sums will be payable shall be given by mail, postage prepaid, not less than ten (10) days prior to the payment date stated therein, to the holders of record of the Series A Stock at their respective mailing addresses as shown by the records of the Corporation.

               (d) A Sale Transaction may be treated as a Liquidation Event at the option of the holders of a majority of the Series A Stock, in which case the Liquidation Preference Payment shall be paid to the holders of Series A Stock in the kind of consideration received by holders of Common Stock in connection with such Sale Transaction. Any securities to be delivered to the holders of shares of Series A Stock pursuant to this Section 3(d) shall be valued at: (i) the value established for such securities in the Sale Transaction, if such value is established in the Sale Transaction, or (ii) if such value is not established in the Sale Transaction, the Market Price of such securities as of the business day immediately prior to the date of consummation of the Sale Transaction. To exercise their option under this Section 3(d), the holders of a


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majority of the shares of Series A Stock must provide the Corporation written notice of such exercise on or before the later of (i) the twentieth day before the consummation of the Sale Transaction, and (ii) the tenth day following their receipt of the Sale Notice (as defined in Section 5(d)(ix)).

               Section 4. Redemption.

               Neither the Corporation nor the holders of the Series A Stock shall have redemption rights with respect to the Series A Stock.

               Section 5. Conversion.

               (a) No Voluntary Conversion. The shares of Series A Stock may not be converted into Common Stock at the option of the Corporation or at the option of the holders of the Series A Stock.

               (b) Automatic Conversion Upon a Sale Transaction. In the event the holders of the Series A Stock do not elect to receive the payments contemplated by Section 3(d), then upon the consummation of a Sale Transaction, each share of Series A Stock shall automatically convert into the right to receive the kind and amount of shares of stock or other securities, property or cash receivable upon such Sale Transaction by a holder of the number of shares of Common Stock as is equal to the Stated Value divided by the Conversion Price then in effect. Such amount shall be in addition to all accrued and unpaid dividends payable in accordance with Section 2(a). The Corporation shall make provision for the foregoing in the agreement, if any, relating to the Sale Transaction.

               (c) Automatic Conversion Upon a Stock Sale. Each share of Series A Stock shall automatically convert into Common Stock (i) upon any sale or other transfer of such share to any person or entity which is not a Purchaser Affiliate, or (ii) immediately prior to any proposed sale or other transfer, pursuant to Rule 144 under the Securities Act (or any successor to such rule) or a public offering registered under the Securities Act, of the shares of Common Stock issuable upon the conversion of Series A Stock in accordance with the next sentence (each of the foregoing, a "Stock Sale"). The shares of Series A Stock converted upon a Stock Sale shall convert into such number of validly issued, fully paid, and nonassessable whole number of shares of Common Stock equal to the number of shares of Series A Stock to be converted multiplied by the Stated Value and divided by the Conversion Price then in effect. Such amount shall be in addition to all accrued and unpaid dividends payable in accordance with
Section 2(a).

               (d) Adjustment of Conversion Price. The Conversion Price shall initially be the Stated Value and be subject to adjustment from time to time as follows:

                      (i) Adjustment for Stock Splits and Combinations. If the Corporation, at any time or from time to time after the Issuance Date, shall effect a subdivision or split of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision or split shall be proportionately


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        decreased. Conversely, if the Corporation at any time or from time to time after the Issuance Date shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (i) shall become effective at the close of business on the date the subdivision, split or combination becomes effective.

                      (ii) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event (other than any such dividends or other distributions which are paid to the holders of Series A Stock pursuant to the last sentence of Section 2(a)), the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series A Stock then in effect by a fraction:

                             (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                             (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or other distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such other distribution is not fully made on the date fixed therefor, the Conversion Price for such Series A Stock shall be recalculated accordingly as of the close of business on such record date, and thereafter the Conversion Price for Series A Stock shall be adjusted pursuant to this subsection (ii) as of the time of actual payment of such dividend or other distribution.

                      (iii) Adjustment for Reclassification, Exchange or Substitution. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change to which subsection (d)(i) or (d)(ii) applies, and other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another entity (other than a Sale Transaction or a consolidation or merger in which the Corporation is the resulting or surviving entity and which does not result in any such reclassification or other change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing entity, as the case may be, shall execute and deliver to each holder of Series A Stock a certificate that the holder of each share of Series A Stock then outstanding shall have the right thereafter to


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        convert such share of Series A Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Series A Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subsection (d). The provisions of this subsection (d)(iii) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                      (iv) Adjustment of Conversion Price upon Issuance of Common Stock. Except as otherwise provided herein, if and whenever after the Issuance Date, the Corporation issues or sells, or in accordance with subsection (d)(v) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than eighty-five percent (85%) of the Market Price of the Common Stock at the date of issuance (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be adjusted in accordance with the following formula:

                      C' = (C) (O + P/M)/(CSDO)

               where:

               C'     =      the adjusted Conversion Price

               C      =      the then effective Conversion Price;

               M      =      the Market Price;

               O      =      the number of shares of Common Stock outstanding
                             immediately prior to the Dilutive Issuance;

               P      =      the aggregate consideration, calculated as set
                             forth in subsection (d)(v), received by the Corporation upon such Dilutive Issuance; and

               CSDO   =      the total number of shares of Common Stock
                             outstanding immediately after the Dilutive
                             Issuance, plus any additional shares of Common
                             Stock deemed outstanding as a result of the Dilutive Issuance, determined pursuant to subsection (d)(v).

                      (v) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under subsection
        (d)(iv), the following will be applicable:

                             (A)    Issuance of Rights or Options. If the
               Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to


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               purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options, except as otherwise provided in subsections
               (C) and (D) hereof.

                             (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon the exercise, conversion or exchange of such Convertible Securities is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable,


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               convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities, except as otherwise provided in subsections (C) and (D) hereof.

                             (C) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration, if any, payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had any such Options or Convertible Securities that are still outstanding provided for such changed additional consideration or changed rate, as the case may be, at the time initially granted, issued or sold.

                             (D) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Options or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been granted, issued or sold.

                             (E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the calculation in subsection (d)(iv) will be the gross amount of cash received by the Corporation therefor plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange of all such Options or Convertible Securities at the time such Options or Convertible Securities first become exercisable, convertible or exchangeable. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair market value of such consideration except where such consideration


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               consists of freely-tradeable securities, in which case the amount of consideration received by the Corporation will be the Market Price of such freely-tradeable securities as of the date of receipt (without regard to the ten (10) day trailing average specified in the definition of Market Price). In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or freely-tradeable securities will be determined by the Board of Directors in the exercise of their fiduciary duties.

                      (vi) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series A Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of subsections (d)(i) through (v), (but not including any action described in any such subsection) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances.

                      (vii) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price pursuant to this subsection (d) will be made: (A) upon the exercise of any warrants, options or convertible securities issued and outstanding as of the Issuance Date in accordance with the terms of such securities as of such date; (B) upon issuance, grant or exercise of shares, warrants, options or convertible securities to employees, consultants or directors of the Corporation in accordance with plans approved by the Board of Directors; or (C) upon the issuance of shares or other securities of the Corporation pursuant to an agreement or other written obligation entered into prior to the Issuance Date. No adjustment to the Conversion Price will be made pursuant to subsection d(iv) upon an issuance, sale or deemed issuance of Common Stock that is not a Dilutive Issuance.

                      (viii) Adjustment Notice. Whenever the Conversion Price must be adjusted as provided in this subsection (d), the Corporation promptly shall file, at the office of the Secretary of the Corporation and any transfer agent for the Series A Stock, a statement, signed by its President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by mail to each holder of shares of Series A Stock at each such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as


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        part of a notice required to be mailed under the provisions of subsection (d)(ix) below.

                      (ix) Notice of Certain Actions. In the event the Corporation shall propose to take any action of the types described in subsections (d)(i) through (d)(vi) or enter into an agreement for a Sale Transaction, the Corporation shall give notice to each holder of shares of Series A Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Stock. Such notice shall be given at least ten (10) days prior to the taking of such proposed action or, in the case of a Sale Transaction, at least twenty (20) days prior to the consummation of the Sale Transaction (such notice with respect to a Sale Transaction being a "Sale Notice"). Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                      (x) No Fractional Shares or Adjustments. No fractional shares of Common Stock shall be issued upon conversion of any Series A Stock, but in lieu of fractional shares the Corporation shall pay an amount in cash equal to the Market Price of such fractional share of Common Stock as of the conversion date (without regard to the ten (10) day trailing average specified in the definition of Market Price). No adjustment in the Conversion Price shall be made if such adjustment would result in a change of less than one cent ($0.01) thereto. Any adjustment of less than one cent ($0.01) that is not made shall be carried forward and made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of one cent ($0.01) or more in the Conversion Price, but in any event all such adjustments shall be made upon a conversion of the Series A Stock.

                      (xi) Reserved Shares. As long as any of the Series A Stock remains outstanding, the Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of Series A Stock.

               Section 6. Voting Rights.

               The affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A Stock, voting or consenting separately as a class, shall be required for (i) any amendment, modification or restatement of the Corporation's Restated Articles of Incorporation that adversely affects the rights, preferences or privileges of the Series A Stock, or (ii) the authorization or issuance of any additional shares of Series A Stock, or preferred stock or other equity securities which preferred


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stock or other equity securities are senior to the Series A Stock upon a
Liquidation Event or Sale Transaction; provided, however, that any increase in the authorized number of shares of preferred stock of the Corporation or the creation and issuance of any stock which is pari passu with or subordinated to the Series A Stock with respect to the distribution of assets upon a Liquidation Event or Sale Transaction shall be deemed not to adversely affect such rights, preferences or privileges and any such increase or creation and issuance may be made without any such vote or consent by the holders of Series A Stock. Except as otherwise required by law or expressly provided herein, shares of Series A Stock shall not be entitled to vote on any matter.

               Section 7. Amendment Upon Conversion of Outstanding Shares.

               When, as a result of the conversion of the Series A Stock or otherwise, no shares of Series A Stock remain outstanding, the Board of Directors may, at its discretion and without a vote of the shareholders of the Corporation, withdraw this designation in its entirety by providing for the filing of an applicable amendment or restatement of the Corporation's Restated Articles of Incorporation, and the Series A Stock designated hereby shall thereby return to the status of authorized but unissued and undesignated shares of preferred stock of the Corporation.

               Section 8. Definitions.

               As used herein, "Issuance Date" means the first date of original issuance of any shares of Series A Stock.

               As used herein, "Market Price" equals as of any date with respect to any security, including the Common Stock, (i) if such security is listed on a securities exchange or market, the average of the closing prices for such security as reported by such exchange or market for the ten (10) trading days immediately preceding such date, or (ii) if traded on the over-the-counter market, the average closing bid and asked prices of such security for the ten
(10) trading days immediately preceding such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation, or (iii) if market value cannot be calculated as of such date on either of the foregoing bases, the Market Price shall be the fair market value as determined by the Board of Directors in the exercise of their fiduciary duties.

               As used herein, the "Purchaser" means the entity to which shares of Series A Stock are issued on the Issuance Date.

               As used herein, a "Purchaser Affiliate" means any individual, corporation, partnership or other entity of any kind which, directly or indirectly, controls or is controlled by the Purchaser, or is under common control with the Purchaser. For the purpose of this definition, "control" with respect to any person means possession, directly or indirectly, of the power to direct the management and policies of such person whether through the ownership of voting securities, by contract or otherwise.


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

               As used herein, a "Sale Transaction" means any sale or other disposition by the Corporation of all or substantially all of its assets or the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving.







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